                                                                    Exhibit 99.1

                                                              [LIGHTBRIDGE LOGO]

            LIGHTBRIDGE REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS

                   Company meets revenue and earnings guidance

BURLINGTON, MA - July 28, 2004 -- Lightbridge, Inc. (NASDAQ: LTBG), a leading value-added transactions company, today reported financial results for the second quarter 2004.

Lightbridge total company revenues increased 17.2% in the second quarter 2004 to $36.7 million versus $31.3 million in the second quarter 2003. Revenue performance was driven primarily by the addition of revenue from the Company's new Payment Processing business. Lightbridge purchased Authorize.Net on March 31, 2004 and has reported the segment's revenue in its Payment Processing results for the second quarter 2004. Authorize.Net revenues increased 22.4% for the second quarter 2004 to $8.1 million compared to $6.6 million during the comparable quarter of 2003, as reported by InfoSpace, Inc., its former owner.

The Company reported net income of $573,000, or $0.02 per share, during the second quarter 2004, versus a net loss of ($83,000), or ($0.00) per share, in the same period last year. Second quarter 2003 results included restructuring costs of $1.5 million.

For the six months ended June 30, 2004, the Company reported revenue of $66.3 million, up 11% compared to $59.7 million in the first six months of 2003, driven primarily by the acquisition of Authorize.Net. The Company reported a net loss of ($168,000), or ($0.01) per share in the first six months of 2004 versus a net loss of ($440,000), or ($0.02) per share, in the same period last year.

Pamela D.A. Reeve, President and Chief Executive Officer of Lightbridge stated, "Our Payment Processing and Transaction segments were effective contributors toward our revenue and earnings goals in the second quarter. We believe Payment Processing represents a solid growth opportunity for our Company and will be the focus of much of our efforts over the next several quarters."

"As we look ahead at each of our business opportunities, we plan to continue to take steps to diversify and grow our revenue while managing our expense structure. We are presently scrutinizing all aspects of our business and intend to fund only those areas that we believe will create sustainable and measurable shareholder value," concluded Ms. Reeve.


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              LIGHTBRIDGE REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS - PAGE 2


SELECT HIGHLIGHTS -- SECOND QUARTER 2004

Authorize.Net Merchant Base Exceeds 100,000 -- the Company added 5,900 net new merchant accounts to its Authorize.Net payment gateway platform during the second quarter 2004. These net new additions bring the total number of merchants using the Company's payment gateway platform to over 100,000.

Launch of GroupTalk -- the Company further diversified its transaction services with the launch of GroupTalk, an on-demand voice conferencing service that gives users the power to simplify group communication across organizations. As a hosted service, GroupTalk can reduce cost and time-to-market while generating incremental revenues for service providers.

Launch of Small Business Credit -- the Company expanded its fraud screening for credit qualification with the introduction of Small Business Credit, a business decisioning solution that provides actionable credit insight to carriers seeking revenue growth from small to medium sized business (SMB) applicants. Small Business Credit creates another effective tool to help increase a carrier's subscriber base by limiting its exposure to bad debt risks associated with the SMB segment.

Agreement with Nortel Networks to Sell GSM-Based Intelligent Network Solutions -- the Company strengthened its longstanding relationship with Nortel to resell the Lightbridge PrePay(TM) IN solution to Nortel Networks GSM customers around the world. This new agreement brings to market an end-to-end Intelligent Network
(IN) solution integrated with Nortel Networks circuit and packet core.

Cash and Short-term Investments -- on June 30, 2004, the Company had $48.6 million in cash and short-term investments, including cash held for and due to merchants of $5.9 million, equating to approximately $1.82 per basic share of outstanding common stock.

Stock Repurchase Program -- during the quarter ended June 30, 2004, the Company repurchased approximately 520,000 shares of its common stock. Since the program's inception in September 2001, the Company has repurchased more than 2.5 million shares of common stock under the terms of its Stock Repurchase Program.


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              LIGHTBRIDGE REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS - PAGE 3


COMPANY PERFORMANCE VERSUS PREVIOUS GUIDANCE - SECOND QUARTER 2004

Lightbridge's revenue of $36.7 million was in line with the Company's previously issued guidance of $36.5 to $38.0 million of revenue for the second quarter 2004. The Company's previous guidance included revenue expectations for Payment Processing (Authorize.Net) of $8.5 to $8.7 million with actual results for this segment reported at $8.1 million for the period. In accordance with Generally Accepted Accounting Principles (GAAP), the Company excluded approximately $592,000 of pre-acquisition deferred revenue, which an acquiring company is precluded from recognizing in its results.

Lightbridge's earnings per share results of $0.02 were in line with its previously issued guidance of ($0.02) to $0.02 for the second quarter 2004.

COMPANY GUIDANCE - THIRD QUARTER 2004

Lightbridge estimates revenue will be in the range of $31.5 to $33.0 million for the third quarter 2004, with Authorize.Net expected to contribute in the range of $8.5 to $8.8 million. Loss per share is expected to be between ($0.09) and ($0.13) for the third quarter of 2004.

These expected results for the third quarter of 2004 are attributable to sequential declines in the Company's Software and Consulting and Services revenues, and are partially offset by expected increases in the Company's Payment Processing revenues.

CONFERENCE CALL INFORMATION

Lightbridge will conduct a conference call today, Wednesday, July 28, 2004 at 9:00 am (ET) to discuss the information contained in this news release. Investors wishing to listen to a webcast of the conference call should link to the "Investor Relations" section of www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company's website for one week. The call can also be accessed live over the phone by dialing 888-802-8576 or for international callers by dialing 973-935-8515. The replay will be available one hour after the call and can be accessed by dialing 877-519-4471 or for international callers by dialing 973-341-3080. The passcode number is 4914989. The replay will be available until August 4, 2004.


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              LIGHTBRIDGE REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS - PAGE 4


ABOUT LIGHTBRIDGE

Lightbridge, Inc. (NASDAQ: LTBG) is a leading transaction processing company that businesses trust to manage customer transactions. Lightbridge adds value to fraud prevention, credit qualification, payment processing, billing, and enhanced voice and data processes. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses around the world use Lightbridge to make smarter decisions, deliver better services, provide secure payments, reduce costs and enhance the lifetime value of their customers. For more information, visit http://www.lightbridge.com or call 1-800-LIGHTBR.

                                       ###

CONTACTS

Susan Griffin             Glen Zimmerman               Brad Cohen/Raphael Gross
Investor Relations        Media Relations              IR Counsel to Lightbridge
Lightbridge, Inc.         Lightbridge, Inc.            ICR, Inc.
781/359-4854              781/359-4705                 203/682-8211
sgriffin@lightbridge.com  gzimmerman@lightbridge.com   bcohen@icrinc.com

AUTHORIZE.NET, LIGHTBRIDGE and the Lightbridge logo are registered trademarks and GROUPTALK, PREPAY and PREPAY IN are trademarks of Lightbridge, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release that are not historical facts, including, without limitation, those relating to the growth opportunity for the Payment Processing business, the Company's plans and strategies for the future including, without limitation, plans to grow and diversify its revenue, manage its expenses and fund areas it believes will create shareholder value, and the third quarter of 2004 financial guidance for the Company and for the Authorize.Net business are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company's revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry, payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (iv) current and future economic conditions generally and particularly in the telecommunications industry, (v) uncertainties about the Company's ability to execute on, and about the impact on the Company's business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, or the acquisition of Authorize.Net, (vi) the impact of restructuring and other charges on the Company's business and operations, (vii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the acquisition of Authorize.Net, (viii) the industry risks associated with Authorize.Net's business and operations including, without limitation, illegal or improper uses of Authorize.Net's payment system, changes or failures to comply with credit card association rules, governmental regulation and the application of existing laws to Authorize.Net's business and dependence on relationships with third party payment processors, (ix) potential state, federal and international regulation of voice conferencing and related compliance and operating costs, regulatory assessments and potential suspensions of service pending compliance with such regulation and (x) the factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission including, without limitation, its 2003 Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements.


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              LIGHTBRIDGE REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS - PAGE 5


LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED, CONDENSED, CONSOLIDATED
TABLE 1: FINANCIAL HIGHLIGHTS (QUARTERLY COMPARISON)

(in thousands, except per share data)        QUARTER ENDED      QUARTER ENDED       QUARTER ENDED
                                             JUNE 30, 2004     MARCH 31, 2004       JUNE 30, 2003
                                             -------------     --------------       -------------
Revenues:
Transaction                                    $  19,168          $  20,566           $  19,068
Software licensing                                 2,444              2,521               4,455
Consulting and services                            6,406              5,573               6,687
Hardware                                             529                965               1,089
Payment Processing                                 8,138                 --                  --
                                               ---------          ---------           ---------
     Total revenues                               36,685             29,625              31,299
                                               ---------          ---------           ---------
Net income (loss)                              $     573          $    (741)          $     (83)
                                               =========          =========           =========
Diluted weighted average shares                   26,678             26,950              27,005
                                               =========          =========           =========
Diluted earnings (loss) per share              $    0.02          $   (0.03)          $   (0.00)
                                               =========          =========           =========
Total cash and short term investments          $  48,607          $  55,466           $ 130,337
                                               =========          =========           =========


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              LIGHTBRIDGE REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS - PAGE 6


LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED, CONDENSED, CONSOLIDATED
TABLE 2: INCOME STATEMENT (QUARTER ENDED)

(in thousands, except per share data) QUARTER ENDED   % OF TOTAL     QUARTER ENDED   % OF TOTAL           $             %
                                      JUNE 30, 2004    REVENUE       JUNE 30, 2003    REVENUE        DIFFERENCE     DIFFERENCE
                                      -------------    -------       -------------    -------        ----------     ----------
Revenues:
Transaction                              $ 19,168           52.2%      $ 19,068            60.9%      $    100             0.5%
Software licensing                          2,444            6.7%         4,455            14.2%        (2,011)          (45.1%)
Consulting and services                     6,406           17.5%         6,687            21.4%          (281)           (4.2%)
Hardware                                      529            1.4%         1,089             3.5%          (560)          (51.4%)
Payment Processing                          8,138           22.2%            --             0.0%         8,138             100%
                                         --------     ----------       --------      ----------       --------      ----------
     Total revenues                        36,685          100.0%        31,299           100.0%         5,386            17.2%
                                         --------     ----------       --------      ----------       --------      ----------
Cost of revenues:
Transaction                                12,108           33.0%        10,858            34.7%         1,250            11.5%
Software licensing                            165            0.4%           643             2.1%          (478)          (74.3%)
Consulting and services                     2,618            7.1%         2,843             9.1%          (225)           (7.9%)
Hardware                                      400            1.1%         1,002             3.2%          (602)          (60.0%)
Payment Processing                          2,193            6.0%            --             0.0%         2,193             100%
                                         --------     ----------       --------      ----------       --------      ----------
     Total cost of revenues                17,484           47.6%        15,346            49.1%         2,138            13.9%
                                         --------     ----------       --------      ----------       --------      ----------
Gross margin:
Transaction                                 7,060           19.2%         8,210            26.2%        (1,150)          (14.0%)
Software licensing                          2,279            6.3%         3,812            12.1%        (1,533)          (40.2%)
Consulting and services                     3,788           10.4%         3,844            12.3%           (56)           (1.5%)
Hardware                                      129            0.3%            87             0.3%            42            48.3%
Payment Processing                          5,945           16.2%            --             0.0%         5,945             100%
                                         --------     ----------       --------      ----------       --------      ----------
     Total gross margin                    19,201           52.4%        15,953            50.9%         3,248            20.4%
                                         --------     ----------       --------      ----------       --------      ----------
Operating expenses:
Development costs                           7,272           19.8%         7,475            23.9%          (203)           (2.7%)
Sales and marketing                         6,808           18.6%         3,595            11.5%         3,213            89.4%
General and administrative                  4,275           11.7%         3,904            12.4%           371             9.5%
Purchased in-process R&D                       --            0.0%            --             0.0%            --             100%
Restructuring costs                            19            0.1%         1,472             4.7%        (1,453)          (98.7%)
                                         --------     ----------       --------      ----------       --------      ----------
     Total operating expenses              18,374           50.2%        16,446            52.5%         1,928            11.7%
                                         --------     ----------       --------      ----------       --------      ----------
Income (loss) from operations                 827            2.2%          (493)           (1.6%)        1,320          (267.7%)
Other income, net                             428            1.2%           535             1.7%          (107)          (20.0%)
Loss on equity investment                      --            0.0%          (471)           (1.5%)          471          (100.0%)
                                         --------     ----------       --------      ----------       --------      ----------
Income (loss) before taxes                  1,255            3.4%          (429)           (1.4%)        1,684          (392.5%)
Provision (benefit) for income taxes          682            1.9%          (346)           (1.1%)        1,028          (297.1%)
                                         --------     ----------       --------      ----------       --------      ----------
Net income (loss)                        $    573            1.5%      $    (83)           (0.3%)     $    656          (790.4%)
                                         ========     ==========       ========      ==========       ========      ==========
Diluted weighted average shares            26,918                        27,005
Diluted earnings (loss) per share        $   0.02                      $  (0.00)
                                         ========                      ========


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              LIGHTBRIDGE REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS - PAGE 7


LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED, CONDENSED, CONSOLIDATED
TABLE 3: INCOME STATEMENT (SIX MONTHS ENDED)

(in thousands, except per share data)  SIX MONTHS ENDED  % OF TOTAL   SIX MONTHS ENDED   % OF TOTAL         $               %
                                         JUNE 30, 2004    REVENUE       JUNE 30, 2003     REVENUE       DIFFERENCE      DIFFERENCE
                                         -------------    -------       -------------     -------       ----------      ----------
Revenues:
Transaction                                 $ 39,734           59.9%       $ 38,851            65.1%      $    883             2.3%
Software licensing                             4,965            7.5%          6,061            10.1%        (1,096)          (18.0%)
Consulting and services                       11,979           18.1%         12,978            21.7%          (999)           (8.0%)
Hardware                                       1,494            2.3%          1,832             3.1%          (338)          (18.0%)
Payment Processing                             8,138           12.3%             --             0.0%         8,138             100%
                                            --------     ----------        --------      ----------       --------      ----------
     Total revenues                           66,310          100.0%         59,722           100.0%         6,588            11.0%
                                            --------     ----------        --------      ----------       --------      ----------
Cost of revenues:
Transaction                                   24,410           36.8%         22,077            37.0%         2,333            10.6%
Software licensing                               786            1.2%            787             1.3%            (1)           (0.2%)
Consulting and services                        4,863            7.3%          5,744             9.6%          (881)          (15.3%)
Hardware                                       1,298            2.0%          1,570             2.6%          (272)          (17.3%)
Payment Processing                             2,193            3.3%             --             0.0%         2,193           100.0%
                                            --------     ----------        --------      ----------       --------      ----------
     Total cost of revenues                   33,550           50.6%         30,178            50.5%         3,372            11.2%
                                            --------     ----------        --------      ----------       --------      ----------
Gross margin:
Transaction                                   15,324           23.1%         16,774            28.1%        (1,450)           (8.6%)
Software licensing                             4,179            6.3%          5,274             8.8%        (1,095)          (20.8%)
Consulting and services                        7,117           10.7%          7,234            12.1%          (117)           (1.6%)
Hardware                                         195            0.3%            262             0.4%           (67)          (25.4%)
Payment Processing                             5,945            9.0%             --             0.0%         5,945           100.0%
                                            --------     ----------        --------      ----------       --------      ----------
     Total gross margin                       32,760           49.4%         29,544            49.5%         3,216            10.9%
                                            --------     ----------        --------      ----------       --------      ----------
Operating expenses:
Development costs                             14,245           21.5%         14,552            24.4%          (307)           (2.1%)
Sales and marketing                           10,560           15.9%          7,582            12.7%         2,978            39.3%
General and administrative                     7,794           11.8%          7,270            12.2%           524             7.2%
Purchased in-process R&D                         679            1.0%             --             0.0%           679             100%
Restructuring costs                              518            0.8%          1,549             2.6%        (1,031)          (66.5%)
                                            --------     ----------        --------      ----------       --------      ----------
     Total operating expenses                 33,796           51.0%         30,953            51.8%         2,843             9.2%
                                            --------     ----------        --------      ----------       --------      ----------
Loss from operations                          (1,036)          (1.6%)        (1,409)           (2.4%)          373           (26.5%)
Other income, net                                780            1.2%          1,005             1.7%          (225)          (22.4%)
Loss on equity investment                         --            0.0%           (471)           (0.8%)          471          (100.0%)
                                            --------     ----------        --------      ----------       --------      ----------
Loss before taxes                               (256)          (0.4%)          (875)           (1.5%)          619           (70.7%)
Benefit for income taxes                         (88)          (0.1%)          (435)           (0.7%)          347           (79.8%)
                                            --------     ----------        --------      ----------       --------      ----------
Net loss                                    $   (168)          (0.3%)      $   (440)           (0.7%)     $    272           (61.8%)
                                            ========     ==========        ========      ==========       ========      ==========
Basic and diluted  weighted average shares    26,794                         27,113
Basic and diluted loss per share            $  (0.01)                      $  (0.02)
                                            ========                       ========


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              LIGHTBRIDGE REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS - PAGE 8


LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED, CONDENSED, CONSOLIDATED
TABLE 4: BALANCE SHEETS

(in thousands)
ASSETS                                                           JUNE 30, 2004        DECEMBER 31, 2003
                                                                 -------------        -----------------
Current assets:
     Cash and cash equivalents                                      $ 42,161               $ 69,685
     Short-term investments                                            6,446                 63,803
                                                                    --------               --------
          Total cash and short term investments                       48,607                133,488
     Accounts receivable, net                                         20,891                 20,071
     Deferred tax assets                                               3,294                  3,267
     Other current assets                                              3,495                  4,158
                                                                    --------               --------
          Total current assets                                        76,287                160,984
Property and equipment, net                                           14,133                  9,408
Deferred tax assets                                                    4,321                  4,553
Other assets, net                                                        511                    362
Goodwill                                                              59,293                  1,664
Intangible assets, net                                                23,388                    865
                                                                    --------               --------
          Total assets                                              $177,933               $177,836
                                                                    ========               ========
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued liabilities                       $ 13,392               $ 15,205
     Deferred revenues                                                 5,664                  5,461
     Funds due to merchants                                            5,961                     --
     Reserve for restructuring                                         1,968                  2,634
                                                                    --------               --------
          Total current liabilities                                   26,985                 23,300
Long-term liabilities                                                    142                     33
                                                                    --------               --------
          Total liabilities                                           27,127                 23,333
                                                                    --------               --------
Commitments and contingencies
Stockholders' equity:
          Total stockholders' equity                                 150,806                154,503
                                                                    --------               --------
               Total liabilities and stockholders' equity           $177,933               $177,836
                                                                    ========               ========